Exhibit 10.2

Amendment to
Amended and Restated
Employment Agreement

This Amendment (the “Amendment”) to the Amended and Restated Employment Agreement entered into August 19, 2004 between Richard C. Notebaert (the “Executive”) and Qwest Services Corporation, a Colorado corporation (the “Company”), as previously amended on October 21, 2005 and December 16, 2005 (the “Employment Agreement”) is made and entered into on February 16, 2006, between the Executive and the Company.

WITNESSETH THAT:

WHEREAS, the parties previously entered into the Employment Agreement pertaining to the employment of the Executive by the Company; and

WHEREAS, the parties desire to amend the Employment Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Executive and the Company hereby amend the Employment Agreement as follows:

1.             Subparagraph 3(a) is hereby amended by the addition thereto, at the end, of the following sentence:

“Because the Executive has otherwise been granted non-qualified options and restricted stock in February 2006, for the remainder of calendar year 2006, Executive shall not be entitled to any automatic or minimum grant of non-qualified stock options or shares of restricted stock but may be granted such additional non-qualified options or shares of restricted stock as may be authorized in the discretion of the Compensation Committee.”

2.             Subparagraph 3(e) is hereby amended by the addition thereto, at the end, of the following sentence:

“For purposes only of the options and restricted stock granted to the Executive in February 2006, all vesting with respect to such options and restricted stock, including but not limited to vesting on account of corporate transactions involving QCII (as defined in the Agreement referred to immediately below), shall be governed solely by the provisions of the Agreement entered into between the Executive and the Company on February 16, 2006 with respect to such grant.”

3.             Except as specifically set forth above, the Employment Agreement, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Amendment to be executed in its name and on its behalf, all on the day and year first above written.

COMPANY:

QWEST SERVICES CORPORATION

By:	/s/ Teresa Taylor

ATTEST:

/s/ Karen DuWaldt

EXECUTIVE:

/s/ Richard C. Notebaert
Richard C. Notebaert